UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

PROGRESSIVE GREEN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37457	45-3539010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 County Road 101, Suite E Yaphank, New York	11980
(Address of principal executive offices)	(Zip Code)

+1 (631) 775-8920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2017, certain subsidiaries of Progressive Green Solution’s Inc. (the “Company”) including Speyside Holdings LLC, Speyside Holdings II LLC and CEM III LLC, along with BCM Speyside, LLC (collectively the “Borrowers”) entered into a Loan Agreement (defined infra) with Broadfield Special Financing II, LLC (the “Lender”), providing for a loan in an aggregate principal amount of $8,000,000.00 (the “Loan”).

The purpose of the Loan was to (i) payoff the four million dollar purchase money mortgage amongst Speyside Holdings LLC, Speyside Holdings II LLC, CEM III LLC, BCM Speyside, LLC, and Highland Sand & Gravel, Inc.; (ii) payoff a seven hundred fifty thousand dollar purchase money mortgage between CEM III LLC and the Grace E. Wolf Family Limited Partnership; (iii) repay $1,194,801.00 of accrued interest and/or short term loans from the members of Speyside Holdings LLC; (iv) to acquire capital equipment; and (v) for general corporate purposes.

The Loan has a maturity date of April 1, 2019 (the “Maturity Date”), is interest only until the Maturity Date, bears an interest rate of 3-month LIBOR plus six percent, per annum, with a floor of seven percent per annum. The Loan is pre-payable subject to a yield maintenance fee, and is subject to annual loan and administration fees. The Loan is secured by, inter alia, a first priority mortgage encumbering that certain land and improvements owned by the Borrowers and located at 911 State Route 32, Highland Mills, New York 10930, a security agreement, pledge agreements, Guaranties (defined infra), financing statements, assignments, and other ancillary agreements usual and customary to a secured financing transaction (collectively, the “Loan Agreement”). The Loan is guaranteed by the Company, all directors of the Company, Anthony Williams, Eugene Fernandez, Michael Cox, Duncan Goldie-Morrison, Stonehenge Holdings, LLC, and Canyon Bound LLC (collectively, the “Guaranties”).

To induce the Lender to issue the Loan, the Lender required, inter alia, the Company to guarantee the Loan and to pledge its membership interests in Speyside Holdings LLC, Speyside Holdings II LLC, and CEM III LLC to the Lender. Additionally, to further induce the Lender to enter into the Loan Agreement, the Lender required, inter alia, that certain significant stockholders of the Company, and certain members of Speyside Holdings LLC, Speyside Holdings II LLC, and CEM III LLC provide credit support to the Company by providing joint and several personal and company guarantees to the Lender as well as subordinating their loans to the Borrowers to the Lender.

To induce 1) Anthony Williams, Eugene Fernandez, Duncan Goldie-Morrision, and Stonehenge Holdings LLC to provide joint and several guarantees to the Lender for the Loan, and 2) Bradden Capital Management LLC, BCM Speyside, LLC, DGS Group LLC, and FLS 3, Inc. to subordinate their loans to the Borrowers to the Lender and to agree to accrue any principal and/or interest payments due to them during the term of the Loan, the Company deemed it appropriate and in its best interest to issue shares of its common stock, par value $0.001 per share (the “Common Stock”) as compensation for the aforementioned obligations. For their credit support of the Loan, 1) Anthony Williams and Stonehenge Holdings were collectively issued 853,374 shares of Common Stock, 2) Eugene Fernandez, DGS Group LLC, and FLS 3, Inc. were collectively issued 739,556 shares of Common stock, and 3) Duncan Goldie-Morrison, Bradden Capital Management LLC, and BCM Speyside, LLC were collectively issued 3,982,240 shares of Common Stock.

Item 3.02	Unregistered Sales of Equity Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 2.03.

The securities described in Item 2.03 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investors; the Registrant obtained representations from the Investors regarding their investment intent, experience and sophistication; and the Investors either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Credit Support Compensation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE GREEN SOLUTIONS, INC.

Date: April 10, 2017	By:	/s/ Eugene Fernandez
		Name: Title:	Eugene Fernandez President (Principal Executive Officer) and Interim Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT TABLE

Exhibit No.	Description

10.1	Form of Credit Support Compensation Agreement